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                                                                 EXHIBIT - 23(C)



                            [LOGO AND LETTERHEAD OF
                             SOMERVILLE & COMPANY]



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of United Bankshares, Inc. for the registration of up to 3,138,888 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1993, with respect to the consolidated financial statements of Financial Future Corporation and Subsidiaries for the year ended December 31, 1992.



                                   /s/ Somerville & Company



Huntington, West Virginia
December 19, 1995